As filed with the Securities and Exchange Commission on April 19, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZAI LAB LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	98-1144595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4560 Jinke Road
Bldg. 1, Fourth Floor Pudong
Shanghai, China 201210
+ 86 21 6163 2588

314 Main Street
4th Floor, Suite 100
Cambridge, MA, USA
+1 857 706 2604
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (800) 221 0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
F. Ty Edmondson Chief Legal Officer Zai Lab Limited 314 Main Street 4th Floor, Suite 100 Cambridge, MA, USA Telephone: +1 857 706 2604	Sonia Gupta Barros Sidley Austin LLP 1501 K Street, N.W. Washington, D.C. 20005 Telephone: +1 (202) 736-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS
ZAI LAB LIMITED

 Ordinary Shares
in the form of ordinary shares or American depositary shares
Zai Lab Limited may use this prospectus to offer from time to time ordinary shares, directly or in the form of American depositary shares. Zai Lab Limited’s American depositary shares, or ADSs, each representing one ordinary share, are listed on NASDAQ Global Market under the symbol “ZLAB.” Zai Lab Limited’s ordinary shares are listed on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) under the stock code “9688.”
We will provide the specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
The ordinary shares may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our ordinary shares, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
The addresses and telephone numbers of our principal executive offices are set forth on page 4.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated April 19, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices, and terms of the offered securities. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
In this prospectus, the terms “Zai Lab,” the “Company,” “we,” “us,” and “our” refer to Zai Lab Limited, a holding company, and its subsidiaries, on a consolidated basis; and references to “Zai Lab Limited” refer to Zai Lab Limited, a holding company. Zai Lab Limited is the entity in which investors hold their interest. Zai Lab Limited will be the issuer in an offering of ordinary shares. The ordinary shares, including ordinary shares in the form of ADSs, that may be offered using this prospectus are referred to collectively as the securities. Additionally, the term “Greater China” refers to mainland China, Hong Kong Special Administrative Region (“Hong Kong” or “HK”), Macau Special Administrative Region, and Taiwan, collectively.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements, including statements relating to our strategy and plans; potential of and expectations for our business, commercial products, and pipeline programs; the market for our commercial and pipeline products; capital allocation and investment strategy; clinical development programs and related clinical trials; clinical trial data, data readouts, and presentations; risks and uncertainties associated with drug development and commercialization; regulatory discussions, submissions, filings, and approvals and the timing thereof; the potential benefits, safety, and efficacy of our products and product candidates and those of our collaboration partners; the anticipated benefits and potential of investments, collaborations, and business development activities; our profitability and timeline to profitability; and our future financial and operating results. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated herein by reference are forward-looking statements, and can be identified by words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this prospectus and are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. We may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to the following:
•Our ability to successfully commercialize and generate revenue from our approved products;
•Our ability to obtain funding for our operations and business initiatives;
•The results of our clinical and pre-clinical development of our product candidates;
•The content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates;
•Changes in United States and China trade policies and relations, as well as relations with other countries, and/or changes in regulations and/or sanctions;
•Actions the Chinese government may take to intervene in or influence our operations;
•Economic, political, and social conditions in mainland China, as well as governmental policies;
•Uncertainties in the Chinese legal system, including with respect to the anti-corruption enforcement efforts in China and the Counter-Espionage Law, the Data Security Law, the Cyber Security Law, the Cybersecurity Review Measures, the Personal Information Protection Law, the Regulation on the Administration of Human Genetic Resources, the Biosecurity Law, the Measures on Security Assessment of Cross-Border Data Transfer (the “Security Assessment Measures”), and other future laws and regulations or amendments to such laws and regulations;
•Approval, filing, or procedural requirements imposed by the China Securities Regulatory Commission or other Chinese regulatory authorities in connection with issuing securities to foreign investors under Chinese law;
•Any violation or liability under the U.S. Foreign Corrupt Practices Act or Chinese anti-corruption laws;
•Restrictions on currency exchange;

•Limitations on the ability of our Chinese subsidiaries to make payments to us;
•Chinese requirements on the ability of residents in mainland China to establish offshore special purpose companies;
•Chinese regulations regarding acquisitions of companies based in mainland China by foreign investors;
•Any issues that our Chinese manufacturing facilities may have with operating in conformity with established Good Manufacturing Practices and international best practices, and with passing U.S. Food and Drug Administration, China National Medical Products Administration, and European Medicines Agency inspections;
•Expiration of, or changes to, financial incentives or discretionary policies granted by local governments in mainland China;
•Restrictions or limitations on the ability of overseas regulators to conduct investigations or collect evidence within mainland China;
•Business disruptions caused by pandemics such as COVID-19, international war or conflict such as the Russia/Ukraine and Israel/Hamas wars, natural disasters, extreme weather events, and other significant disruptions outside of our control;
•Unfavorable tax consequences to us and our non-Chinese shareholders or ADS holders if we were to be classified as a Chinese resident enterprise for Chinese income tax purposes;
•Failure to comply with applicable Chinese, U.S., and Hong Kong regulations that could lead to government enforcement actions, fines, other legal or administrative sanctions, and/or harm to our business or reputation;
•Review by the U.S. Committee on Foreign Investment in our investments or other delays or obstacles for closing transactions;
•Any inability to renew our current leases on desirable terms or otherwise locate desirable alternatives for our leased properties;
•Our ability to generate revenues from our approved commercial products;
•Any inability of third parties on whom we rely to conduct our pre-clinical and clinical trials to successfully carry out their contractual duties or meet expected deadlines; and
•Any inability to obtain or maintain sufficient patent protection for our products and product candidates.
For more information on these factors and other risks and uncertainties that may affect our business, see Risk Factors. These factors should not be construed as exhaustive and should be read with the other cautionary statements and information in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and information currently available to our management. These statements, like all statements in this prospectus and the documents incorporated herein by reference, speak only as of their date. We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this prospectus.

OUR COMPANY

We are a patient-focused, innovative, commercial-stage, global biopharmaceutical company with a substantial presence in both Greater China and the United States. We are focused on discovering, developing, and commercializing products that address medical conditions with significant unmet needs in the areas of oncology, autoimmune disorders, infectious disease, and neuroscience. We intend to leverage our competencies and resources to positively impact human health in Greater China and worldwide.
Our company was founded in the Cayman Islands on March 28, 2013 as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands. Our principal executive offices are located at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, where our telephone number is +86 21 6163 2588, and 314 Main Street, 4th Floor, Suite 100, Cambridge, MA, USA, where our telephone number is +1 857 706 2604. The address of our registered office in the Cayman Islands is Harbour Place 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
For more information about us, see our most recent annual report on Form 10-K.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent annual report for the year ended December 31, 2023 on Form 10-K, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•Political and economic stability;
•An effective judicial system;
•A favorable tax system;
•The absence of exchange control or currency restrictions; and
•The availability of professional and support services.
However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:
•The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and
•Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.
All of our commercial operations are conducted in Greater China, and substantially all of our assets are located in China. Some of our directors and executive officers are nationals or residents of jurisdictions other than the United States, and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Travers Thorp Alberga, our legal counsel as to Cayman Islands law has advised us that there is uncertainty as to whether the courts of the Cayman Islands, and there is also uncertainty as to whether the courts of China, would:
•Recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
•Entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
There is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Travers Thorp Alberga has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:
•Is given by a competent foreign court with jurisdiction to give the judgment;
•Imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation);
•Is final and conclusive;
•Is not in respect of taxes, a fine, or a penalty; and
•Was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to China by virtue only of holding our ADSs or ordinary shares.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands, and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
We have two classes of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended: (1) our ordinary shares, par value of $0.000006 per share, and (2) our ADSs, each representing 10 of our ordinary shares.
The following description of our registered shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated memorandum and articles of association for our ordinary shares and our deposit agreement for our ADSs, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our amended and restated memorandum and articles of association, the applicable provisions of Cayman Islands laws, and the form deposit agreement for additional information.
Description of Ordinary Shares
As of April 19, 2024, our authorized share capital consists of 5,000,000,000 ordinary shares with a par value of $0.000006 per share.
Our ordinary shares are listed on The Stock Exchange of Hong Kong Limited under the stock code “9688.”
General. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Certificates representing the ordinary shares are issued in registered form.
Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our Sixth Amended and Restated Articles of Association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof (the “Companies Act”). Holders of ordinary shares will be entitled to the same amount of dividends, if declared.
Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders shall be decided by poll. Each holder of our ordinary shares is entitled to have one vote for each ordinary share registered in his or her name on our register of members.
A quorum required for a meeting of shareholders consists of one or more shareholders who hold at least one-tenth of all voting power of our share capital in issue at the date of the meeting present in person or by proxy and entitled to vote or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-tenth of the aggregate voting power of our company. Advance notice of at least 21 calendar days is required for the convening of our annual general meeting and at least 14 calendar days’ notice is required for any extraordinary general meeting unless such notice is waived in accordance with our Sixth Amended and Restated Articles of Association.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to all issued and outstanding shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding shares at a meeting(save for certain matters, as explicitly provided for in our Sixth Amended and Restated Articles of Association (referred to as a “Super-Majority Resolution”), requiring a super-majority resolution, which requires the affirmative vote of no less than three-fourths of the votes cast attaching to the issued and outstanding shares at a meeting). A special resolution will be required for important matters such as reducing its share capital or registering by way of continuation into another jurisdiction. A Super-Majority Resolution will be required for important matters such as a change of name or making changes to our Sixth Amended and Restated Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•The instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
•The instrument of transfer is in respect of only one class of shares;
•The instrument of transfer is properly stamped, if required;
•In the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;
•The shares are free from any lien in favor of the Company; and
•A fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.
If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
Notwithstanding the above, transfers of shares which are listed on The Stock Exchange of Hong Kong Limited may be effected by any method of transferring or dealing in securities permitted by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and which has been approved by the board of directors for such purpose.
The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.
Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed by a liquidator who may divide our assets for distribution among our shareholders in his discretion. The liquidator also may vest all or part of our assets in trust. None of our shareholders may be compelled to accept any shares subject to liability.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of Ordinary Shares. The Companies Act and the Sixth Amended and Restated Articles of Association permit us to purchase our own shares. In accordance with our Sixth Amended and Restated Articles of Association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a Super-Majority Resolution (as defined in our Sixth Amended and Restated Articles of Association) passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. Holders of our ordinary shares do not have preemptive, subscription or conversion rights. The ordinary shares are not subject to further calls or assessment by us. There are no sinking fund provisions applicable to the ordinary shares.
Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will file annual audited financial statements with the SEC. See “Incorporation of Documents by Reference.”
 Issuance of Additional Shares. Our Sixth Amended and Restated Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our Sixth Amended and Restated Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•The designation of the series;
•The number of shares of the series;
•The dividend rights, dividend rates, conversion rights, voting rights; and
•The rights and terms of redemption and liquidation preferences.
Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Anti-Takeover Provisions. Some provisions of our Sixth Amended and Restated Articles of Association may discourage, delay, or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•Does not have to file an annual return of its shareholders with the Registrar of Companies;
•Is not required to open its register of members for inspection;
•Does not have to hold an annual general meeting;
•May obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•May register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•May register as a limited duration company; and
•May register as a segregated portfolio company.
“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
Citibank, N.A. acts as the depositary bank for the American Depositary Shares pursuant to the Deposit Agreement, dated as of September 20, 2017. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank has appointed a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 9/F., Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong. Our ADSs are listed on the Nasdaq Global Market under the symbol “ZLAB.”
We have appointed Citibank as depositary bank pursuant to a deposit agreement. A draft copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. ADS holders may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-273257 when retrieving such draft copy.
We are providing ADS holders with a summary description of the material terms of the ADSs and of ADS holders’ material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge ADS holders to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, ten ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank, and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian, or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian, and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
An ADS holder will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents such ADSs. The deposit agreement and the ADR specify our rights and obligations as well as ADS holders’ rights and obligations as owner of ADSs and those of the depositary bank. ADS holders appoint the depositary bank to act on their behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require ADS holders to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. ADS holders are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us, or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on ADS holders’ behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

We will not treat ADS holders as our shareholders, and ADS holders will not have direct shareholder rights. The depositary bank will hold on ADS holders’ behalf the shareholder rights attached to the ordinary shares underlying the ADSs. ADS holders will be able to exercise the shareholders rights for the ordinary shares represented by the ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement, an ADS holder will, as an ADS owner, need to arrange for the cancellation of such ADSs and become a direct shareholder.
The manner in which ADS holders owns the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect the holders’ rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to the holders. An ADS holder may hold the ADSs either by means of an ADR registered in such holder’s name, through a brokerage or safekeeping account, or through an account established by the depositary bank in such holder’s name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If an ADS holder decides to hold the ADSs through such holder’s brokerage or safekeeping account, the holder must rely on the procedures of his/her broker or bank to assert his/her rights as an ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit an ADS holder’s ability to exercise such holder’s rights as an owner of ADSs. ADS holders should consult with their broker or bank if they have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes ADS holders have opted to own the ADSs directly by means of ADSs registered in such holders’ name and, as such, we will refer to ADS holders as the “holders.”
The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
Holders of ADSs generally have the right to receive the distributions we make on the securities deposited with the custodian. ADS holders’ receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Cayman Islands laws and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes, and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Ordinary Shares
Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS holders hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold, and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes, and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary bank, and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). Holders may have to pay fees, expenses, taxes, and other governmental charges to subscribe for the new ADSs upon the exercise of such rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.
The depositary bank will not distribute the rights to holders if:
•We do not timely request that the rights be distributed to holders or we request that the rights not be distributed to holders; or
•We fail to deliver satisfactory documents to the depositary bank; or
•It is not reasonably practicable to distribute the rights.
The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to holders. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to holders only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable holders to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to holders, holders will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares, or rights to subscribe for additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to holders. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to holders and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes, and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to holders and will sell the property if:
•We do not request that the property be distributed to holders or if we request that the property not be distributed to holders; or
•We do not deliver satisfactory documents to the depositary bank; or
•The depositary bank determines that all or a portion of the distribution to holders is not reasonably practicable; or
•The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. Holders may have to pay fees, expenses, taxes, and other governmental charges upon the redemption of the ADSs. If less than all

ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for the ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation, or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation, or sale of assets of the Company.
If any such change were to occur, the ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to holders, amend the deposit agreement, the ADRs, and the applicable Registration Statement(s) on Form F-6, call for the exchange of holders’ existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to holders, the depositary bank may sell such property and distribute the net proceeds to holders as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Ordinary Shares
Our ordinary shares have been and will be deposited with the custodian. The depositary bank may create ADSs on a holder’s behalf if such holder or such holder’s broker deposits ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person such holder indicates only after such holder pays any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Holders’ ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.
When a holder makes a deposit of ordinary shares, such holder will be responsible for transferring good and valid title to the depositary bank. As such, the holder will be deemed to represent and warrant that:
•The ordinary shares are duly authorized, validly issued, fully paid, non-assessable, and legally obtained.
•All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.
•The holder is duly authorized to deposit the ordinary shares.
•The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage, or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).
•The ordinary shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at holders’ cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination, and Split-Up of ADRs
Holders will be entitled to transfer, combine, or split up their ADRs and the ADSs evidenced thereby. For transfers of ADRs, a holder will have to surrender the ADRs to be transferred to the depositary bank and also must:

•Ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•Provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;
•Provide any transfer stamps required by the State of New York or the United States; and
•Pay all applicable fees, charges, expenses, taxes, and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have the ADRs either combined or split up, a holder must surrender his/her ADRs in question to the depositary bank with such holder’s request to have them combined or split up, and such holder must pay all applicable fees, charges, and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
Holders will be entitled to present their ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Holders’ ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by the ADSs, holders will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. Holders assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If a holder holds ADSs registered in his/her name, the depositary bank may ask such holder to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel the ADSs. The withdrawal of the ordinary shares represented by the ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
Holders will have the right to withdraw the securities represented by the ADSs at any time except for:
•Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.
•Obligations to pay fees, taxes and similar charges.
•Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair holders’ right to withdraw the securities represented by the ADSs except to comply with mandatory provisions of law.
Voting Rights
Holders generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital.”
At our request, the depositary bank will distribute to holders any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

If the depositary bank timely receives voting instructions from a holder, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions as follows:
•In the event of voting by show of hands, the depositary bank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders who provide timely voting instructions.
•In the event of voting by poll, the depositary bank will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders.
In the event of voting by poll, holders in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary bank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders or the shareholders of our company will be materially adversely affected, and (y) in the event that the vote is on a show of hands.
Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure that holders will receive voting materials in time to enable them to return voting instructions to the depositary bank in a timely manner.
Fees and Charges
Holders will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary share ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares	Up to U.S. 5¢ per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-share ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

Holders will also be responsible to pay certain charges such as:
•Taxes (including applicable interest and penalties) and other governmental charges;
•The registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary bank, or any nominees upon the making of deposits and withdrawals, respectively;
•Certain cable, telex, and facsimile transmission and delivery expenses;
•The expenses and charges incurred by the depositary bank in the conversion of foreign currency;
•The fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
•The fees and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the servicing or delivery of deposited property.
ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.
In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to holders. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of an ADS offering. Note that the fees and charges holders may be required to pay may vary over time and may be changed by us and by the depositary bank. Holders will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without holders’ consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to holders’ substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges holders are required to pay. In addition, we may not be able to provide holders with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

Holders will be bound by the modifications to the deposit agreement if they continue to hold their ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent holders from withdrawing the ordinary shares represented by the ADSs (except as permitted by law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to holders at least 30 days before termination. Until termination, holders’ rights under the deposit agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until holders request the cancellation of their ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes, and expenses).
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. Holders may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up, and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to holders. Please note the following:
•We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith;
•The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;
•The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to holders on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices, or for our failure to give notice;
•We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;
•We and the depositary bank disclaim any liability if we or the depositary bank, or our respective controlling persons or agents, are prevented or forbidden from, or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future, of any law or regulation, or by reason of provision, present or future, of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control;

•We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit;
•We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;
•We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right, or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to holders;
•We and the depositary bank may rely without any liability upon any written notice, request, or other document believed to be genuine and to have been signed or presented by the proper parties;
•We and the depositary bank also disclaim liability for any consequential, indirect, or punitive damages for any breach of the terms of the deposit agreement, or otherwise;
•No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement;
•Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank, and holders; and
•Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.
Pre-Release Transactions
The depositary bank has informed us that it no longer engages in pre-release transactions and has no intention to do so in the future.
Taxes
Holders will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. Holders will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split, and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on holders’ behalf. However, holders may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. Holders are required to indemnify us, the depositary bank, and the custodian for any claims with respect to taxes arising out of any refund of taxes, reduced rate of withholding, or of the tax benefit obtained for or by the holders.

Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practicable, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. Holder may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
•Convert the foreign currency to the extent practicable and lawful and distribute the U.S. dollars to holders for whom the conversion and distribution is lawful and practical.
•Distribute the foreign currency to holders for whom the distribution is lawful and practicable.
•Hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) is governed by the laws of the Cayman Islands.
By holding an ADS or an interest therein, ADS holders irrevocably agree that any legal suit, action, or proceeding against or involving us or the Depositary, arising out of or based upon the deposit agreement, ADSs, or ADRs, may only be instituted in a state or federal court in New York, New York, and ADS holders irrevocably waive any objection to the laying of venue and irrevocably submit to the exclusive jurisdiction of such courts with respect to any such suit, action or proceeding.
AS PARTIES TO THE DEPOSIT AGREEMENT, ADS HOLDERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

TAXATION
Tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus:
•Through or to underwriters;
•Through or to dealers;
•Through agents;
•Directly to purchasers; or
•Through a combination of these methods.
The prospectus supplement relating to any offering will identify or describe:
•Any underwriter, dealers, or agents;
•Their compensation;
•The net proceeds to us;
•The purchase price of the securities;
•The initial public offering price of the securities;
•Any discounts or concessions allowed or reallowed; and
•Confirm any exchange on which the securities will be listed, if any.
Underwriters
If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.
If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.
Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.
Dealers
If we use dealers in the sale, unless otherwise indicated in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Institutional Investors
Unless otherwise indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:
•Commercial and savings banks;
•Insurance companies;
•Pension funds;
•Investment companies;
•Educational and charitable institutions; an
•Other similar institutions as we may approve.
The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:
•The validity of the arrangements; or
•The performance by us or the institutional investor.

Indemnification
Agreements that we have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS
We are being represented by Sidley Austin LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of ordinary shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K filed with the SEC on February 27, 2024 (the “2023 Annual Report”) for the years ended December 31, 2023 and December 31, 2022, the effects of the retrospective adjustments for the share subdivision to the 2021 consolidated financial statements (the “Retrospective Adjustments”), as discussed in Note 2(a) of the 2023 Annual Report, and the effectiveness of our internal control over financial reporting as of December 31, 2023, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The office of KPMG LLP is located at 150 John F Kennedy Parkway, Short Hills, New Jersey 07078.
The consolidated financial statements for the year ended December 31, 2021 incorporated in this prospectus by reference from our 2023 Annual Report, before the effects of the Retrospective Adjustments (not separately presented herein), have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at 30/F Bund Center, 222 East Yan An Road, Shanghai 200002, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.zailaboratory.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. Whenever a reference is made in this prospectus to a contract or other document of Zai Lab Limited, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.
Our ADSs are listed on the Nasdaq Global Market. Our ordinary shares are listed on the Hong Kong Stock Exchange. You can consult reports and other information about Zai Lab Limited that it files from time to time with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange pursuant to the rules thereof.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024;
•Portions of our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022;
•Our Current Report on Form 8-K filed with the SEC on February 8, 2024;
•With respect to each offering of securities under this prospectus, all our future reports on Form 10-K, Form 10-Q, any report on Form 8-K, any other document filed in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that so indicates it is being incorporated by reference, in each case, that we file with the SEC (other than any information deemed to have been “furnished” and not “filed” in accordance with SEC rules, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8‑K), on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.
Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
You may request a copy of these filings by writing or telephoning us at the following address:
Zai Lab Limited
314 Main Street
4th Floor, Suite 100
Cambridge, MA, USA
+1 857 706 2604
You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any).

SEC registration fee	$	(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)
Total	$

(1)	This registration statement relates to the registration of securities having an indeterminate aggregate offering price and number or amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	The estimated total amount of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Our Sixth Amended and Restated Articles of Association provides that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own willful neglect or default, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
Pursuant to the indemnification agreements we entered into with each of our directors and executive officers, we agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
Any underwriting agreement that we may enter into in connection with an offering of securities pursuant to this registration statement may also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits
See Exhibit Index beginning on page II-4 of this registration statement.
Item 17. Undertakings
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of the Filing Fee Table” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to our Registration Statement on Form F-1 (File No. 333-219980) filed on September 1, 2017)
4.2	Form of American Depositary Receipt (incorporated by reference to Form 424B3 (File No. 333-220256) filed on March 30, 2022)
4.3	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 (File No. 333-264800) filed on May 9, 2022)
5.1	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP
23.3	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereto)
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on April 19, 2024.

ZAI LAB LIMITED

By:	/s/ Samantha (Ying) Du
Name: Samantha (Ying) Du
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Samantha (Ying) Du, Yajing Chen, and F. Ty Edmondson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samantha (Ying) Du	Chief Executive Officer and Chairperson of the Board of Directors	April 19, 2024
Samantha (Ying) Du	(Principal Executive Officer)

/s/ Yajing Chen	Chief Financial Officer	April 19, 2024
Yajing Chen	(Principal Financial and Accounting Officer)

/s/ John Diekman	Director	April 19, 2024
John Diekman

/s/ Kai-Xian Chen	Director	April 19, 2024
Kai-Xian Chen

/s/ Richard Gaynor	Director	April 19, 2024
Richard Gaynor

/s/ Nisa Leung	Director	April 19, 2024
Nisa Leung

/s/ William Lis	Director	April 19, 2024
William Lis

/s/ Leon O. Moulder, Jr.	Director	April 19, 2024
Leon O. Moulder, Jr.

/s/ Scott Morrison	Director	April 19, 2024
Scott Morrison

/s/ Michel Vounatsos	Director	April 19, 2024
Michel Vounatsos

/s/ Peter Wirth	Director	April 19, 2024
Peter Wirth

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Under the Securities Act, the undersigned, the duly authorized representative in the United States of Zai Lab Limited, has signed this registration statement in Cambridge, Massachusetts, on April 19, 2024.

By:	/s/ F. Ty Edmondson
Name: F. Ty Edmondson
Title: Chief Legal Officer